UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2022

UONLIVE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26119	87-0629754
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre

89 Queensway, Admiralty, Hong Kong, 000-000

(Address of principal executive offices)

+852 3703 6155

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities

On June 21, 2022, Uonlive Corporation (the “Company”) issued 100,000,000 restricted shares of Common stock, par value $0.001 per share, to Uonlive (Hong Kong) Limited (the “Creditor Company”) as payment for 1) all debts owed by the Company to Mr. Raymond Fu, being the ultimate beneficial owner of the Creditor Company, in the sum of $415,188 (the “Debt Amount”) and, 2) $60,000 in newly invested operating capital, for a total of $475,188.00, issued at a cost basis of $0.00475 per share.

As a result of the Issuance, as of June 22, 2022, the Creditor Company holds an aggregate total of 132,500,000 Common stock shares representing 99.99% of the Company’s Common Stock, an increase from 99.67%.

The Issuance made by the Company was pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(a)(2) and Regulation D promulgated thereunder or Regulation S promulgated thereunder, as applicable, for transactions by an issuer not involving a public offering. This current report on Form 8-K does not constitute an offer to exchange any securities of the Company for Common stock or other securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UONLIVE CORPORATION

Dated: June 23, 2022	By:	/s/ Raymond Fu
Chief Executive Officer